UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.           )

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☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

MUTUAL FEDERAL BANCORP, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Mutual Federal Bancorp, Inc.

                    April 14, 2008

Dear Shareholder:

You are cordially invited to attend the 2008 Annual Meeting of Shareholders of Mutual Federal Bancorp, Inc.  The meeting will be held at 2212 W. Cermak Road, Chicago, Illinois, on Wednesday, May 14, 2008, at 2:00 p.m. local time.  The matters to be considered by shareholders at the Annual Meeting are described in detail in the accompanying materials.

The attached Notice of Annual Meeting of Shareholders and Proxy Statement describe the formal business to be conducted at the meeting.  Directors and officers of Mutual Federal Bancorp, Inc., as well as a representative from Crowe Chizek and Company LLC, the Company’s independent accountants, will be present at the meeting to respond to any questions from our shareholders.

The Board of Directors of Mutual Federal Bancorp, Inc. has determined that the specific proposals to be considered at the meeting are in the best interests of the company and its shareholders.  For the reasons set forth in the Proxy Statement, the Board unanimously recommends that you vote “FOR” each of these matters.

It is very important that you be represented at the Annual Meeting regardless of the number of shares you own or whether you are able to attend the meeting in person.  I urge you to mark, sign and date your proxy card today and return it in the envelope provided, even if you plan to attend the Annual Meeting.  This will not prevent you from voting in person, but will ensure that your vote is counted if you are unable to attend.

Thank you for your continued support of Mutual Federal Bancorp, Inc. and Mutual Federal Savings and Loan Association of Chicago.

Sincerely,

Stephen M. Oksas
Chairman, President
and Chief Executive Officer

Mutual Federal Bancorp, Inc.

2212 WEST CERMAK ROAD
CHICAGO, ILLINOIS 60608
(773) 847-7747

___________________

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 14, 2008
___________________

NOTICE IS HEREBY GIVEN that an Annual Meeting of Shareholders of Mutual Federal Bancorp, Inc. (the “Company”) will be held at the Company’s main office located at 2212 West Cermak Road, Chicago, Illinois, on Wednesday, May 14, 2008, at 2:00 p.m. local time for the following purposes, all of which are further described in the accompanying Proxy Statement:

(1)	To elect two Class II directors for a three-year term;

(2)	To ratify the appointment of Crowe Chizek and Company LLC as the Company’s independent auditor for the fiscal year ending December 31, 2008; and

(3)	To transact such other business as may properly come before the meeting or any adjournment thereof, including whether or not to adjourn the meeting.

The Board of Directors has fixed March 31, 2008 as the record date for determining shareholders entitled to notice of and to vote at the Annual Meeting and at any adjournments thereof.  Only those shareholders of record as of the close of business on that date will be entitled to vote at the Annual Meeting.  If there is an insufficient number of shares represented for a quorum, the meeting may be adjourned to permit further solicitation of proxies by the Company.  A list of shareholders entitled to vote at the meeting will be available for inspection at the Company’s main office located at 2212 West Cermak Road, Chicago, Illinois 60608, on the day of the Annual Meeting and for a period of 20 days prior to the meeting.

    BY ORDER OF THE BOARD OF DIRECTORS,

    Julie H. Oksas
Secretary

April 14, 2008
Chicago, Illinois

Mutual Federal Bancorp, Inc.

____________________

PROXY STATEMENT
____________________

2008 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 14, 2008

General

This Proxy Statement is being furnished to the holders of common stock, $0.01 par value per share (“Common Stock”), of Mutual Federal Bancorp, Inc. (the “Company”), a federally chartered corporation and the savings and loan holding company of Mutual Federal Savings and Loan Association of Chicago (the “Bank”), in connection with the solicitation of proxies by the Board of Directors of the Company for use at its 2008 Annual Meeting of Shareholders (the “Annual Meeting”) and at any adjournment thereof.  The meeting will be held at the Company’s and the Bank’s main office at 2212 West Cermak Road, Chicago, Illinois on Wednesday, May 14, 2008, at 2:00 p.m. local time for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders.  This Proxy Statement is first being mailed to shareholders on or about April 14, 2008.

Voting Rights

Only shareholders of record at the close of business on March 31, 2008 (the “Record Date”) will be entitled to notice of and to vote at the Annual Meeting.  At such date, there were 3,530,317 shares of Common Stock outstanding, and the Company had no other class of equity securities outstanding.  Each share of Common Stock is entitled to one vote at the Annual Meeting on all matters properly presented at the Annual Meeting.

The presence in person or by proxy of at least a majority of the outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum at the Annual Meeting.  Abstentions and broker non-votes will be counted for purposes of determining the presence of a quorum at the Annual Meeting.  A broker non-vote occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the broker, bank or other nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.  Because Mutual Federal Bancorp, MHC (“Mutual MHC”), the mutual holding company for the Company, owns approximately 72% of the outstanding shares of the Company, the shares it holds will ensure the presence of a quorum at the Annual Meeting.

Because of the required votes, abstentions will have the effect of a vote “against” the proposal to ratify the appointment of the Company’s independent accountants.  Under rules applicable to brokerage firms, the election of directors and the proposal to ratify the appointment of the Company’s independent auditors are considered “discretionary” items upon which brokerage firms may vote in their discretion on behalf of their clients if such clients have not furnished voting instructions.  Directors are elected by a plurality of the votes cast, without regard to broker non-votes or proxies as to which authority to vote for one or more of the nominees being proposed is withheld.

Proxies

Shares of Common Stock represented by properly executed proxies, if such proxies are received in time and not revoked, will be voted in accordance with the instructions indicated on the proxies.  If no contrary instructions are given, each proxy received will be voted as follows:

(1)	FOR the nominees for director described in this Proxy Statement;

(2)	FOR ratification of the appointment of Crowe Chizek and Company LLC as the Company’s independent auditor for the fiscal year ending December 31, 2008; and

(3)
upon the transaction of such other business as may properly come before the meeting or any adjournments thereof, including whether or not to adjourn the meeting, in accordance with the best judgment of the persons appointed as proxies.

Any shareholder giving a proxy has the power to revoke it at any time before it is exercised by either (1) filing a written notice of revocation with the Secretary of the Company (Julie H. Oksas, Secretary, Mutual Federal Bancorp, Inc., 2212 West Cermak Road, Chicago, Illinois 60608); (2) delivering to the Company a duly-executed proxy bearing a later date; or (3) attending the Annual Meeting and giving the Secretary notice of his or her intention to vote in person.  Proxies solicited hereby may be exercised only at the Annual Meeting and any adjournment thereof and will not be used for any other meeting.

Vote by Mutual MHC

Mutual MHC owned approximately 72% of the outstanding shares of Common Stock of the Company as of the Record Date.  All shares of Common Stock owned by Mutual MHC will be voted in accordance with the instructions of the Board of Directors of Mutual MHC, the members of which also serve as the members of the Board of Directors of the Company.  Mutual MHC is expected to vote its shares “FOR” each proposal.

Participants in the Company’s ESOP and 401(k) Plan

If you participate in the Company’s Employee Stock Ownership Plan (the “ESOP”), you will receive a voting instruction form that reflects all the shares that you may direct the applicable trustee of each plan to vote on your behalf.  Under the terms of the ESOP, the ESOP trustee votes all shares held by the ESOP, but each ESOP participant may direct the trustee how to vote the shares of Common Stock allocated to his or her account.  The ESOP trustee, subject to the exercise of its fiduciary duties, will vote all unallocated shares of Company Common Stock held by the ESOP and allocated shares for which no voting instructions are received in the same proportion as shares for which it has received timely voting instructions.  If you participate in the Bank’s Savings & Profit Sharing Plan and Trust (the “401(k) Plan”), effective March 1, 2008, the 401(k) Plan administrator will direct the 401(k) Plan trustee as to voting of Common Stock held in the 401(k) Plan.

Cost of Proxy Solicitation

The cost of solicitation of proxies will be borne by the Company.  The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of the Common Stock.  In addition to solicitations by mail, directors, officers and employees of the Company may solicit proxies personally or by telephone without additional compensation.

PROPOSAL 1. — ELECTION OF DIRECTORS

The Company’s Board of Directors currently consists of seven members.  The Company’s bylaws provide that the Board of Directors shall be divided into three classes as nearly equal in number as possible, and that the members of each class shall be elected for terms of three years and until their successors are elected and qualified, with one of the three classes of directors to be elected each year.  Of the seven current members of the Board, five directors have been determined by the Board to be “independent” within the meaning of “independent” under the rules of the Nasdaq Stock Market.

There are two persons currently serving as Class II directors whose term will expire at the 2008 Annual Meeting.  At the Annual Meeting, shareholders will be asked to elect two directors to serve for a three-year term and until their successors are elected and qualified.  Each of the two director nominees set forth below are currently serving as directors and were selected by the Nominating Committee of the Board of Directors for re-election as Class II directors.  There are no arrangements or understandings between the nominees and any other person pursuant to which such person was selected as a nominee for election as a director at the Annual Meeting.

Each of the nominees has indicated a willingness to serve, and the Board of Directors knows of no reason why any of the nominees may not be able to serve as a director if elected.  However, if any nominee should be unable or unwilling to stand for election at the Annual Meeting, the proxies may be voted for the election of such other person(s) selected by the Board of Directors of the Company.  Proxies cannot be voted for a greater number of persons than the number of nominees for director named.  To be elected as a director, each nominee must receive the affirmative vote of a plurality of the shares present in person or represented by proxy and entitled to vote at the meeting.  Shareholders of the Company have no cumulative voting rights with respect to the election of directors.

Information With Respect to Nominees for Director

The following presents certain biographical and background information about each director nominee.

Nominees for Class II Director to Serve
a Three-Year Term Expiring in 2011

Name	Age	Position with the Company, the Bank and Mutual MHC	Director Since(1)
Stanley Balzekas, III	53	Director	1999
Robert P. Kazan	61	Director	1996
__________
(1)	Includes service with the Bank prior to the formation of the Company as a holding company for the Bank.

Stanley Balzekas III.  Mr. Balzekas, an attorney, has been the general manager of Balzekas Motor Sales, Inc. in Chicago, Illinois for over 20 years.  He is actively involved in the Chicago Lithuanian community, including serving as a director of the Balzekas Museum of Lithuanian Culture and the Lithuanian Chamber of Commerce.

Robert P. Kazan, M.D.  Dr. Kazan is a neurosurgeon and has served as the president of West Suburban Neurosurgical Associates, P.C., in Hinsdale, Illinois since 2000.  He is a nephew of Stephanie Simonaitis.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF THE ABOVE NOMINEES FOR CLASS II DIRECTOR.

Members of the Board of Directors Continuing in Office

Certain biographical and background information about each director whose term continues after the Annual Meeting is set forth below.

Class III Directors with Terms Expiring in 2009

Name	Age	Position with the Company, the Bank and Mutual MHC	Director Since(1)
Leonard F. Kosacz	84	Director	1991
Stephen M. Oksas	50	Chairman, President and Chief Executive Officer	1997
__________
(1)	Includes service with the Bank prior to the formation of the Company as a holding company for the Bank.

Leonard F. Kosacz.  Mr. Kosacz, currently retired, was with the Metropolitan Bank in Chicago from 1949 to 1989, most recently as Senior Vice President.  During his 40 years with Metropolitan Bank, his responsibilities included commercial lending, operations and marketing.

Stephen M. Oksas.  Mr. Oksas has served as a director of the Bank since January 1997 and was appointed President of the Bank in March 1998 and Chairman in March 2000.  In addition, he has served as Chairman, President and Chief Executive Officer of Mutual MHC since November 2001, and of the Company since its formation.  Prior to joining the Bank, he was a senior examiner with the Federal Reserve Bank of Chicago and held various positions in finance and credit administration with First Interstate Bancorp and its subsidiary First Interstate Bank of California.  He currently is a director of the Illinois League of Financial Institutions.  Mr. Oksas is the spouse of Julie H. Oksas.

Class I Directors with Terms Expiring in 2010

Name	Age	Position with the Company, the Bank and Mutual MHC	Director Since
Amy P. Keane	45	Director	2007(1)
Julie H. Oksas	46	Director and Secretary; Executive Vice President	2002(2)
Stephanie Simonaitis	95	Director	1969(2)
__________
(1)	Ms. Keane was appointed to the Board on March 20, 2007.
(2)	Includes service with the Bank prior to the formation of the Company as a holding company for the Bank.

Amy P. Keane.  Ms. Keane, a certified public accountant, has been principal of Keane & Associates, an accounting, tax and consulting services firm, since November 1990.  Prior to forming Keane & Associates, Ms. Keane was an audit manager with the public accounting firm Coopers & Lybrand in Chicago.

Julie H. Oksas.  Ms. Oksas was appointed Executive Vice President of Mutual MHC in March 2005, of the Bank in March 2006, and of the Company upon its inception, and has served as director of the Bank and Mutual MHC since January 2002, and of the Company since its formation.  Prior to joining the Bank, Ms. Oksas served as Vice President of Bank of America in its commercial real estate lending and loan workout departments.  Since 2002, she has been an Illinois-licensed insurance salesperson.  Ms. Oksas is the spouse of Stephen M. Oksas.

Stephanie Simonaitis.  Ms. Simonaitis is currently retired.  Previously, she was employed by the Bank for 69 years, including several years as a consultant following her retirement in 1996.  Ms. Simonaitis acted as Secretary/Treasurer of the Bank and managed its daily operations.  She is an aunt of Robert P. Kazan.

CORPORATE GOVERNANCE

Director Independence

In addition to the transactions disclosed under “Transactions With Related Persons”, in making its determination regarding director independence, the Nominating Committee as well as the full Board of Directors consider any other material relationships each of our directors has with the Company, other than as a director, that would impair his or her independence.  In making independence determinations, the Nominating Committee and the Board of Directors evaluate each director to determine whether he or she meets the director independence standards established by the Nasdaq National Market (although the Company’s stock is not listed on the Nasdaq market).  To assist the Committee and the Board in this regard, each director may complete a questionnaire designed to identify relationships that could affect his or her independence.  The Committee and the Board reach their independence determinations by considering all relevant facts and circumstances surrounding a director’s business, commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships, among others.

Based upon this analysis and the recommendations of the Nominating Committee, the Board of Directors has determined that Mss. Keane and Simonaitis, Messrs. Balzekas and Kosacz, and Dr. Kazan are “independent” directors in accordance with the Nasdaq listing standards.

Director Nomination Procedures

The Nominating Committee of the Board of Directors is responsible for identifying and selecting director nominees who are in a position to exercise independent judgment, provide effective oversight of management and serve the best interests of shareholders.  Pursuant to the Company’s bylaws, the entire Board of Directors acts as the Nominating Committee for the purpose of selecting the proposed slate of director nominees for election at the annual meeting of shareholders.

In selecting director nominees, the Nominating Committee will consider, among other factors, the existing composition of the Board and the Committee’s evaluation of the mix of Board members appropriate for the perceived needs of the Company.  The Nominating Committee seeks a range of experience, knowledge and judgment and a diversity of perspectives on the Board to enhance the Board’s effectiveness.  The Nominating Committee also believes continuity in leadership and board tenure maximizes the Board’s ability to exercise meaningful board oversight.  Because qualified incumbent directors are generally uniquely positioned to provide shareholders the benefit of continuity of leadership and seasoned judgment gained through experience as a director of the Company, the Nominating Committee will generally consider as potential candidates those incumbent directors interested in standing for re–election who the committee believes have satisfied director performance expectations, including regular attendance at, preparation for and meaningful participation in Board and committee meetings.

Under its policies, the Nominating Committee also considers the following in selecting the proposed nominee slate:

•	at least a majority of directors should be “independent” in the opinion of the Board as determined in accordance with Nasdaq standards;

•	at all times at least three members of the Board must satisfy the heightened standards of independence for Audit Committee members; and

•	at all times the Board should have at least one member who satisfies the criteria to be designated by the Board as an “audit committee financial expert.”

The Board recognizes the following characteristics and skills as minimum qualifications for any potential director candidate:

•	highest personal and professional ethics and integrity; commitment to the Company’s values;

•	ability and willingness to devote sufficient time and attention to fulfilling Board duties and responsibilities;

•	relevant business, professional or managerial skills and experience; mature wisdom;

•	communication, leadership and team building skills;

•	comprehension of the Company’s business plans and strategies; financial sophistication;

•	ability to assist in the formulation of business strategies and to monitor and guide expectations;

•	ability and willingness to exercise independent judgment and express tough opinions;

•	collegial personality; nonconfrontational and constructive, but able to challenge, ask questions and assess responses;

•	good health and mental alertness; and

•	alignment of personal interests with long term interests of shareholders.

Under the Company’s bylaws, the Nominating Committee is required to deliver written director nominations to the Secretary of the Company at least 20 days prior to the date of the annual meeting. Upon delivery, the nominations must be posted in a conspicuous place in each of the Company’s offices.

Shareholder Director Nominee Recommendations.  It is generally the policy of the Nominating Committee to consider shareholder recommendations of proposed director nominees if such recommendations are serious and timely received.  Under the Company’s bylaws, in order to be considered timely received, recommendations must be received in writing at the principal executive offices of the Company, addressed to the Secretary, at least five days prior to the annual meeting date. Upon delivery, the nominations must be posted in a conspicuous place in each of the Company’s offices.

Board Meetings

Regular meetings of the Board of Directors of the Company are held on a monthly basis and special meetings of the Board of Directors of the Company are held from time-to-time as needed.  There were 13 meetings of the Board of Directors of the Company during the fiscal year ended December 31, 2007.  No director attended fewer than 75% of the aggregate total number of meetings of the Board of Directors held during fiscal 2007 and the total number of meetings held by all committees of the Board on which the director served during fiscal 2007.

Board Committees

The Board of Directors currently has a separate Audit Committee, Strategic Planning Committee, Compensation and Benefits Committee (the “Compensation Committee”) and Nominating Committee.  The Audit Committee, the Strategic Planning Committee and the Compensation Committee were established by the Board of Directors in May 2006, and the Nominating Committee was established in March 2007.

Audit Committee.  The Audit Committee is responsible for supervising the Company’s accounting, reporting and financial control practices.  Generally, the Audit Committee reviews the quality and integrity of the Company’s financial information and reporting functions, the adequacy and effectiveness of the Company’s system of internal accounting and financial controls, and the independent audit process, and annually reviews the qualifications of the independent public accountants.  The independent public accountants are responsible for auditing the Company’s financial statements and expressing an opinion as to their conformity with generally accepted accounting principles.  The current members of the Audit Committee are Amy P. Keane, who replaced Stanley Balzekas III as chairperson of the Audit Committee in March 2008, Leonard F. Kosacz, Stephanie Simonaitis and Mr. Balzekas, each of whom is “independent” within the meaning of the Nasdaq rules, as currently in effect, and satisfies the heightened independence standards under the rules of the Securities and Exchange Commission (“SEC”), as currently in effect.  The Board of Directors has determined that Ms. Keane is an “audit committee financial expert” as that term is defined in SEC rules.  The Audit Committee met four times in fiscal 2007.  A copy of the charter under which the Audit Committee operates is attached as Annex A to the proxy statement distributed to the Company’s shareholders and filed with the SEC in connection with the 2007 Annual Meeting of Shareholders.

Strategic Planning Committee.  The Strategic Planning Committee is responsible for studying strategic issues related to the Company and, where appropriate, presenting such matters to the entire Board of Directors for consideration and approval.  The Strategic Planning Committee currently consists of Stephen M. Oksas, Julie H. Oksas, Stanley Balzekas III and Robert P. Kazan.

Compensation Committee.  The Compensation Committee is responsible for reviewing the performance of the Chief Executive Officer; reviewing and recommending the compensation of the Company’s officers, including the Chief Executive Officer; recommending and approving stock option grants, restricted stock and other awards to management under the Company’s 2006 Stock Option Plan (the “Option Plan”) and its amended and restated 2006 Management Recognition and Retention Plan (the “Management Recognition Plan”); reviewing and recommending compensation programs including stock option grants, profit sharing contributions and annual bonuses; reviewing and recommending director compensation; advising the Chief Executive Officer on miscellaneous compensation issues; and advising management regarding management succession planning issues.  The Compensation Committee also advises and assists management in formulating policies regarding compensation.  The current members of the Compensation Committee are Mr. Kosacz (Chair), Mr. Balzekas and Dr. Kazan.  Each of the members of the Compensation Committee are “independent” within the meaning of the Nasdaq rules, as currently in effect.  The Compensation Committee operates under a written charter, which is attached as

Annex B to the proxy statement distributed to the Company’s shareholders and filed with the SEC in connection with the 2007 Annual Meeting of Shareholders.  The Compensation Committee met three times in fiscal 2007.

Nominating Committee.  The Nominating Committee is responsible for proposing to the Board a slate of nominees for election as directors by shareholders at each annual meeting.  The Nominating Committee is also responsible for taking a leadership role in shaping the Company’s corporate governance practices.  In carrying out its duties, the Nominating Committee has also been delegated the responsibility to:  determine criteria for the selection and qualification of the Board members; recommend for Board approval persons to fill vacancies on the Board which occur between annual meetings; evaluate, at least annually, each Board member’s “independence” and make recommendations, at least annually, regarding each Board member’s “independence” status consistent with then applicable legal requirements; make recommendations regarding director orientation and continuing education; and consider the effectiveness of corporate governance practices and policies followed by the Company and the Board.

Pursuant to the Company’s bylaws, the entire Board of Directors acts as the Nominating Committee.  Mr. Oksas is the Committee’s Chair.  The Nominating Committee operates under a written charter, which is attached as Annex C to the proxy statement distributed to the Company’s shareholders and filed with the SEC in connection with the 2007 Annual Meeting of Shareholders.  The Nominating Committee was formally established in March 2007 and met once in fiscal 2007.

Shareholder Communications with Directors

The Board of Directors has adopted a policy addressing shareholder communications with directors.  Any shareholder who wishes to communicate directly with the Board of Directors, any committee of the Board of Directors, or one or more individual directors, may direct correspondence in writing to the Board, any committee of the Board or any named director, c/o Julie H. Oksas, the Secretary of the Company, at 2212 W. Cermak Road, Chicago, Illinois 60608.  The Company’s policy is to promptly forward bona fide written communications received from shareholders to the appropriate directors, other than communications that are clearly marketing or general solicitation materials.

The Board of Directors encourages directors to attend the Company’s annual meeting of shareholders each year, and it is expected that at least a majority of the current members of the Board will attend the Company’s 2008 Annual Meeting.

Executive Officers Who are Not Directors

The following persons are executive officers of the Company but are not also directors of the Company.  All executive officers of the Company are elected annually by the Board of Directors and serve at the discretion of the Board of Directors.

John L. Garlanger.  Mr. Garlanger, 61, is a certified public accountant, has served as Executive Vice President, Chief Financial Officer and Treasurer of Mutual MHC and the Bank since May 2005, and of the Company since its formation.  Mr. Garlanger served as a securities and financial reporting consultant to Chesterfield Financial Corp., the holding company for Chesterfield Federal Savings and Loan based in Chicago, Illinois, from December 2001 until the completion of Chesterfield’s acquisition in December 2004.  From December 1999 until December 2001, he was the Chief Financial Officer of Recruiter Toolbox, Inc., an Internet-based recruitment advertising agency.  From December 1974 until May 1999, Mr. Garlanger was with Calumet Federal Savings and Loan Association of Chicago and its publicly traded holding company, Calumet Bancorp, Inc., most recently as Senior Vice President and Chief Financial Officer.

EXECUTIVE COMPENSATION

Executive Officer Compensation

Summary Compensation Table.  The following table summarizes the compensation paid by the Company and its subsidiaries for services rendered in all capacities during the fiscal years ended December 31, 2007 and 2006 to the President and Chief Executive Officer and next most highly compensated executive officer, the Executive Vice President and Chief Financial Officer (the Company’s “Named Executive Officers”).

Summary Compensation Table

Name and Principal Position	Year	Salary	Bonus	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compen- sation	Nonquali- fied Deferred Compen- sation Earnings ($)	All Other Compen- sation ($)(2)	Total ($)
Stephen M. Oksas	2007 2006	$132,535 127,438	$15,600 15,000	$49,332 —	$33,891 —	— —	— —	$39,541 29,118	$270,899 171,556
Chairman, President and Chief Executive Officer
John L. Garlanger	2007 2006	98,440 92,000	26,000 25,000	39,463 —	27,113 —	— —	— —	21,371 13,812)	212,387 130,812
Executive Vice President and Chief Financial Officer
__________
(1)
The amounts in the “Stock Awards” and “Option Awards” columns reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31 for each year shown that is attributable to stock and option awards in accordance with FAS 123(R), but without regard to discounts for estimated forfeitures.

(2)
Amounts shown for Mr. Oksas include (i) $14,100 and $12,300, respectively, in director’s fees for 2007 and 2006; (ii) the estimated expense recognized by the Company of $19,516 and $11,120, respectively, for 2007 and 2006 with respect to shares attributed to Mr. Oksas under the Company’s Employee Stock Ownership Plan (“ESOP”); and (iii) 401(k) matching contributions by the Company.  Amounts shown for Mr. Garlanger include (i) the estimated expense recognized by the Company of $16,394 and $9,132, respectively, for 2007 and 2006 with respect to shares of Company common stock attributed to Mr. Garlanger under the ESOP; and (ii) 401(k) matching contributions by the Company.

Outstanding Equity Awards at Fiscal Year End

The following table summarizes for each Named Executive Officer the number of shares of common stock subject to outstanding equity awards and the value of such awards that were unexercised or that have not vested at December 31, 2007.

Outstanding Equity Awards as of December 31, 2007

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have not Vested (#)(1)(2)	Market Value of Shares or Units of Stock that have not Vested ($)
Stephen M. Oksas	—	44,552	14.41	1/16/2017	17,821	187,121
John L. Garlanger	—	35,641	14.41	1/16/2017	14,256	149,688
__________
(1)
Stock options and restricted stock reported in this table vest over five years in annual equal installments on each anniversary of the date of grant (January 16, 2007) and are fully vested on the fifth anniversary of the date of grant.

(2)	Holders of unvested restricted stock awards may exercise voting rights as if the underlying shares were beneficially owned by the named executive officer.

 Employment Agreements

In connection with the Company’s minority stock offering in April 2006 (the “Offering”), the Bank and the Company entered into employment agreements with Mr. Oksas, Mr. Garlanger and Ms. Oksas.

Stephen M. Oksas.  The Company and the Bank entered into an employment agreement with Stephen M. Oksas, President and Chief Executive Officer, effective as of the closing of the Offering on April 4, 2006.  As a result of term extensions permitted by the agreement and approved by the board of directors, the current term of the agreement extends through April 3, 2011, and, subject to board approval, will be extended for an additional year as of April 4 of each year, unless either party gives 90 days’ advance notice of an intention to terminate the agreement.  The agreement provides for an annual base salary, subject to review from time to time, and may be increased when and to the extent the board of directors, in its discretion, determines.  Mr. Oksas may receive a discretionary bonus to the extent determined by the board of directors and is entitled to participate in benefit plans and other fringe benefits available to the Bank’s executive officers.

Under the agreement, Mr. Oksas’ employment may be terminated at any time for “cause,” as defined in the agreement.  If he resigns without “good reason,” the agreement will immediately terminate, and he would be entitled only to unpaid benefits accrued during the term of his employment.  If Mr. Oksas chooses to resign with good reason, or the Bank chooses to terminate his employment without cause, he also will be entitled to receive severance in the amount equal to 200% of his then-current base annual salary, plus the average of the sum of any bonuses he earned during the previous three years, in addition to a pro rata bonus for the year of termination based on the prior year’s bonus amount, if any.  The agreement also provides for death benefits equal to six months of his then-current annual base salary.

In the event that Mr. Oksas is terminated after a change in control (as defined in the agreement) of the Company, he will be entitled to a lump sum payment equal to three times the sum of (1) his annual base salary; (2) the greater of (a) his bonus amount, if any, for the prior year or (b) his average bonus, if any, for the three preceding years; and (3) the sum of the contributions that the Bank would have made to him during the year under benefit plans and the annual value of any other executive perquisites.  The agreement also entitles Mr. Oksas to receive gross-up payments to cover any federal excise taxes payable by him in the event the change in control benefits are deemed to constitute “excess parachute payments” under section 280G of the Internal Revenue Code of 1986, as amended (the “Code”).

The agreement contains certain nonsolicitation provisions that prohibit Mr. Oksas from soliciting, either for his own account or for the benefit of any entity located within a 40 mile radius of any of the Company’s or its subsidiaries’ locations, any clients or employees of the Company or its subsidiaries.  These nonsolicitation provisions will remain in effect for a period of one year after the termination of his employment.

Other Executives.  The Company and the Bank entered into employment agreements with John L. Garlanger, Executive Vice President and Chief Financial Officer, and Julie H. Oksas, Executive Vice President and Secretary (collectively referred to herein as the “Executives”), which became effective as of the closing of the Offering.  As a result of term extensions permitted by their agreements and approved by the board of directors, the current term of the agreement with each Executive extends through April 3, 2010, and, subject to board approval, will be extended for an additional year as of April 4 of each year, unless either party gives 90 days’ advance notice of an intention to terminate the agreement.

Each agreement establishes an initial base salary, which is subject to periodic review from time to time, and may be increased when and to the extent the board of directors, in its discretion, determines.  Ms. Oksas’ base salary reflects Ms. Oksas’ part-time schedule.  The Bank and Ms. Oksas will periodically review her part-time status and she may switch to a full-time position with a commensurate full-time salary in the future.

If the Executive chooses to resign with good reason, or the Bank chooses to terminate his/her employment without cause, he/she will be entitled to receive severance in the amount equal to 100% of his/her then-current annual base salary, plus the average of the sum of any bonuses he/she earned during the previous three years, in addition to a pro rata bonus for the year of termination based on the prior year’s bonus amount, if any.

In the event the Executive is terminated after a change of control (as defined in the agreement) of the Company, he/she will be entitled to unpaid benefits accrued during the term of his/her employment, a pro rata bonus for the year of termination based on the prior year’s bonus amount, if any, and a lump-sum payment equal to the sum of:  (a) two times annual base salary; plus (b) the greater of his/her bonus amount, if any, for the prior year or his/her average bonus, if any, for the three preceding years; and (c) the sum of contributions that the Bank would have made to him/her during the year under benefit plans and the annual value of any other executive perquisites.  The Executive also will be entitled to outplacement counseling services for a reasonable period of time following termination.

Each agreement also contains certain nonsolicitation provisions that prohibit the Executive from soliciting, either for his/her own account or for the benefit of any entity located within a 40 mile radius of any of the Company’s or its subsidiaries’ locations, any clients or employees of the Company or its subsidiaries.  These nonsolicitation provisions remain in effect for a period of one year after the termination of his/her employment.

Employees’ Savings and Profit Sharing Plan

The Bank maintains an Employees’ Savings and Profit Sharing Plan in which substantially all employees may participate, including executive officers of the Company.  Generally, eligible employees are permitted to make salary deferral contributions of up to $15,000 each year (as indexed annually).  Employees age 50 and older may make additional salary deferral contributions of up to another $5,000 each year (as indexed annually).  The Bank makes “safe harbor” matching contributions on behalf of all participants who make salary deferral contributions in accordance with and as limited by the plan.  All employee contributions and “safe harbor” matching contributions, and earnings on these contributions, are fully and immediately vested.  The Bank, at the discretion of its board of directors, may make annual profit sharing contributions to the plan on behalf of all eligible participants.  Profit sharing contributions vest at a rate of 20% per year.  There were no profit sharing contributions during fiscal 2007.

Employee Stock Ownership Plan

The Company has an employee stock ownership plan, or ESOP, for its eligible employees, including its executive officers.  Shares of common stock purchased by the ESOP are held in an unallocated reserve and released for allocations to the accounts of eligible participants.  Shares released from the unallocated reserve are allocated to each eligible participant’s ESOP account based on the ratio of a participant’s compensation (as defined in the ESOP) up to $220,000 (as indexed annually) to the total compensation of all eligible ESOP participants.  Forfeitures are reallocated among eligible participants in a similar manner.  After completing one year of service with the Company, the ESOP account balances of each participant become 20% vested and continue to vest at the rate of 20% for each additional year of service.  A participant’s account will become 100% vested after completing five years of service.  Credit is given for years of service with the Bank prior to the adoption of the ESOP.  In the case of death, retirement, disability or a change in control (each as defined under the ESOP), however, participants immediately become fully vested in their ESOP account balances.  Partial distributions may be made after a participant attains age 55 and completes 10 years of active participation in the ESOP, even if he or she has not separated from service.

Executive Compensation Processes and Procedures

From the Company’s inception until May 2006, matters related to executive compensation were determined by the full Board of Directors of the Company.  In May 2006, the Board of Directors constituted a Compensation and Benefits Committee (“Compensation Committee”) to oversee executive compensation and related matters and to administer the Company’s benefit programs for its senior executives.  The Compensation Committee is comprised entirely of non-management directors and includes Messrs. Kosacz and Balzekas, and Dr. Kazan.  The Compensation Committee is responsible for reviewing the compensation of the Company’s chief executive officer and making recommendations regarding his compensation for approval to the full Board, as well as setting the compensation and benefit policies and programs for the Company’s other executive officers.  The Compensation Committee also advises and assists management in formulating policies regarding overall compensation.

Executive Compensation.  Prior to April 2006, the Bank’s compensation policies were designed to retain and attract well-qualified banking executives.  Since the formation of the Company as a holding company for the Bank and the Company’s stock offering, under the direction of the Compensation Committee, the Company’s compensation policies have been designed to align the interests of the executives with those of the Company’s shareholders.  Through its policies, the Company seeks to improve profitability and long-term shareholder value by rewarding its executives based on criteria set for individual and corporate performance.  The compensation program and policies are also designed to aid in the attraction, motivation and retention of key personnel.  In the future, the Compensation Committee may retain third-party consultants and use compensation surveys to help develop and maintain a competitive compensation program.  The Compensation Committee will select consultants based on their experience in compensation matters and their experience in the financial services industry.

Director Compensation.  Through its director compensation practices, the Company seeks to enhance its ability to attract and retain directors that meet the Company’s director qualification criteria as discussed under “Director Nomination Procedures.”  The Compensation Committee annually reviews and recommends to the Board of Directors the annual director’s compensation and any additional compensation for service on committees of the Board, other meeting fees or any other benefit payable by virtue of the director’s position as a member of the Board of Directors.

Performance Criteria.  Under the direction of the Compensation Committee, the chief executive officer’s performance goals are based on a combination of objective and subjective performance criteria.  Objective criteria include the growth of net income, earnings, and loans.  Subjective criteria include strategy, leadership, ethics, effectiveness and execution of strategic initiatives.

The performance goals of the other senior executives are set by the chief executive officer.  These goals are based upon both corporate and personal performance.  Corporate goals are based upon achievement of the same earnings and growth targets as for the chief executive officer.  Individual performance goals are based upon a combination of personal objective and subjective performance criteria.

Base Salary.  In considering annual base salary increases, the Compensation Committee, in conjunction with the chief executive officer, reviews the performance of each of its senior executives individually.  In general, competitive trends of the industry and in the Company’s peer group are followed.  In November of each year, the Compensation Committee approves annual base salaries for the executive officers for the following fiscal year.

Cash Incentive Compensation.  Cash incentive compensation is based on both corporate goal achievement and individual performance.  Bonuses paid are at, above or below the target percentage depending upon the degree to which individual and corporate goals are met.  In November of each year, the Compensation Committee approves annual cash incentive compensation amounts, based on performance reviews and the achievement of projected corporate and individual performance levels.  Also, goals and target cash incentive compensation percentages are set for the following year in conjunction with the Board’s approval of the annual business plan.

Equity-Based Incentive Compensation.  Prior to the April 2006 stock offering by the Company, the Bank’s mutual structure prevented it from using equity-based awards as part of its compensation strategy.  Beginning December 2006, employees, including senior executives of the Company, became eligible to receive awards under the Company’s Option Plan and Management Recognition Plan.  At its discretion, the Compensation Committee reviews and recommends for full Board approval any grant to the chief executive officer and other senior executives of stock-based awards under the plans.  The Compensation Committee considers recommendations from the chief executive officer regarding awards for the other senior executives.  The Compensation Committee bases the awards on past performance and the expectation that each executive officer’s future performance will positively impact shareholder value.

DIRECTOR COMPENSATION

The following table sets forth information regarding the fees paid and options and stock awarded to the Company’s directors during 2007, other than directors who are Named Executive Officers.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Total ($)
Amy P. Keane(1)	13,000	—	—	13,000
Stephanie Simonaitis(2)	15,490	9,866	6,778	32,134
Stanley Balzekas, III(3)	16,250	9,866	6,778	32,894
Robert P. Kazan(4)	15,100	9,866	6,778	31,744
Leonard F. Kosacz(5)	20,650	9,866	6,778	37,294
Julie H. Oksas(6)	14,100	11,839	8,134	34,073
__________
(1)
Ms. Keane joined the Board of Directors in March 2007 and did not receive any director compensation in the form of equity awards in 2007.  Fees received by Ms. Keane include $8,500 in fees for service on the board of directors and committees of the Bank.

(2)	Fees received by Ms. Simonaitis include $10,340 in fees for service on the board of directors and committees of the Bank.
(3)	Fees received by Mr. Balzekas include $10,350 in fees for service on the board of directors and committees of the Bank.
(4)	Fees received by Dr. Kazan include $10,450 in fees for service on the board of directors and committees of the Bank.
(5)	Fees received by Mr. Kosacz include $14,750 in fees for service on the board of directors and committees of the Bank.
(6)	Fees received by Ms. Oksas include $10,200 in fees for service on the board of directors of the Bank.

The aggregate number of shares of restricted stock and shares subject to stock options held by each director as of December 31, 2007 was as follows:

Director	Number of Shares of Restricted Stock	Number of Options
Amy P. Keane	—	—
Stephanie Simonaitis	3,564	8,910
Stanley Balzekas, III	3,564	8,910
Robert P. Kazan	3,564	8,910
Leonard F. Kosacz	3,564	8,910
Julie H. Oksas	4,277	10,692

Each director who serves on the board of directors of the Company also serves on the board of directors of the Bank and Mutual MHC.  For fiscal year 2007, the Company paid a monthly retainer of $325 to each director for attendance at meetings of the board of directors of the Company, and $250 to each non-employee director for each attended meeting of a committee of the Company’s board of directors.  Similarly, Mutual MHC pays a monthly retainer of $300 to each director for attendance at its board meetings and $250 to each non-employee director for each committee meeting attended.  The Bank pays a monthly retainer of $850 to each director for attendance at meetings of its board of directors and a fee of $250 to each non-employee director for each committee meeting attended.  The Bank previously paid a fee of $375 to each non-employee director for each Bank audit committee meeting attended, but the fee was reduced in June 2007 to $250.  Generally, only one committee fee is received by a participating director in the event of joint committee meetings of the Company and the Bank or Mutual MHC.

In addition to the cash compensation described above, each director is eligible to participate in and receive awards under the Option Plan and the Management Recognition Plan.  Effective January 16, 2007, each non-employee director (other than Ms. Keane who joined the Company’s board of directors in March 2007) was granted an option to purchase 8,910 shares of common stock of the Company at an exercise price of $14.41 per share and awarded 3,564 restricted shares of common stock.  The stock options and the restricted stock vest over five years in annual equal installments, and are fully vested on the fifth anniversary of the date of grant.  Ms. Oksas, in light of her position as director and as Secretary and Executive Vice President of the Company, was granted an option to purchase 10,692 shares of common stock of the Company at an exercise price of $14.41 per share and awarded 4,277 restricted shares of stock, each on the same vesting terms as the awards received by the other directors.

On March 18, 2008, Ms. Keane was granted an option to purchase 5,346 shares of common stock of the Company at an exercise price of $11.35 per share and awarded 2,138 restricted shares of common stock in connection with her service on the board of directors.  The stock options and the restricted stock vest over five years in annual equal installments, and are fully vested on the fifth anniversary of the date of grant.

TRANSACTIONS WITH RELATED PERSONS

Some of the executive officers and directors of the Company are, and have been during the preceding year, customers of the Bank.  As such customers, they have had transactions in the ordinary course of business of the Bank, including borrowings, all of which transactions are or were on substantially the same terms (including interest rates and collateral on loans) as those prevailing at the time for comparable transactions with nonaffiliated persons.  In the opinion of management of the Company, none of the transactions involved more than the normal risk of collectibility or presented any other unfavorable features.  At December 31, 2007, the Bank had $222,000 in loans outstanding to certain directors and executive officers of the Company and certain executive officers of the Bank, which amount represented less than one percent of the Company’s total loans outstanding as of that date.

Approximately 72% of the outstanding common stock of the Company is held by Mutual MHC, the mutual holding company of the Company.  All members of the Board of Directors of Mutual MHC are members of the Board of Directors of the Bank and the Company.

BENEFICIAL OWNERSHIP

The following table sets forth information as to the Common Stock beneficially owned as of March 31, 2008 by (1) each director and named executive officer, (2) all directors and executive officers of the Company and the Bank as a group, and (3) persons known to the Company to be the beneficial owner of 5% or more of the Common Stock.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned(1)		Currently Exercisable Options		Total Amount of Beneficial Ownership	Percentage Ownership of Common Stock Outstanding
Directors and Named Executive Officers:(2)
Stephen M. Oksas	51,270	(3)	11,048	(11)	62,318	1.8%
Stephanie Simonaitis	8,564	(4)	1,782		10,346	*
Leonard F. Kosacz	18,564	(5)	1,782		20,346	*
Robert P. Kazan	18,564	(6)	1,782		20,346	*
Stanley Balzekas III	18,564	(7)	1,782		20,346	*
Julie H. Oksas	50,059	(8)	11,048	(11)	61,107	1.7%
Amy P. Keane	3,138	(9)	—		3,138	*
John L. Garlanger	22,330	(10)	7,128		29,458	*
Directors and Executive Officers as a Group (8 persons)	140,994		25,304		166,298	4.7%
5% or Greater Shareholders:
Mutual Federal Bancorp, MHC 2212 W. Cermak Road Chicago, Illinois 60608	2,545,813		—		2,545,813	72.1%

__________
*	Equals less than 1% of the outstanding Common Stock.
(1)	Beneficial ownership is determined in accordance with Rule 13d-3 promulgated by the Securities and Exchange Commission (“SEC”) under the Securities Exchange Act of 1934, as amended.
(2)	The address for each director and executive officer is 2212 W. Cermak Road, Chicago, IL 60608
(3)
Includes 9,720 shares held directly and indirectly by Mr. Oksas’ wife, Julie H. Oksas.  Mr. Oksas may share voting and dispositive power over these shares with Ms. Oksas.  Also includes (i) 5,200 shares held as custodian for his children, (ii) 14,257 shares of restricted stock that remain subject to forfeiture, (iii) 14,827 shares held through the Company’s 401(k) plan in which Mr. Oksas has a pecuniary interest, (iv) 1,211 shares that are held in the Company’s 401(k) Plan over which Mr. Oksas, as the 401(k) Plan administrator, has voting power but does not otherwise have dispositive power or pecuniary interest, and (v) 2,491 shares allocated to Mr. Oksas under the Company’s ESOP, all of which are vested.

(4)	Includes 2,851 shares of restricted stock that remain subject to forfeiture.
(5)	Includes 2,851 shares of restricted stock that remain subject to forfeiture. Mr. Kosacz may share voting and dispositive power with respect to 15,000 shares with his spouse.
(6)	Includes 2,851 shares of restricted stock that remain subject to forfeiture. Dr. Kazan may share voting and dispositive power with respect to 15,000 shares with his spouse.
(7)
Includes 1,600 shares held indirectly by Mr. Balzekas as custodian for his children, 9,000 shares indirectly held by Mr. Balzekas through Stan Balzekas, Ltd., and 2,851 shares of restricted stock that remain subject to forfeiture.

(8)
Includes 40,339 shares held directly and indirectly by Ms. Oksas’ husband, Stephen M. Oksas.  Ms. Oksas may share voting and dispositive power over these shares with Mr. Oksas.  Also includes 3,422 shares of restricted stock that remain subject to forfeiture, 4,686 shares held through the Company’s 401(k) plan and 757 shares allocated to Ms. Oksas under the Company’s ESOP, of which 454 have vested.

(9)	Includes 2,138 shares of restricted stock that remain subject to forfeiture.
(10)	Includes 11,405 shares of restricted stock that remain subject to forfeiture and 2,074 shares allocated to Mr. Garlanger under the Company’s ESOP, of which 1,244 have vested.
(11)	Represents 8,910 shares subject to currently exercisable options held by Mr. Oksas and 2,138 shares subject to options held by Ms. Oksas.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors, certain executive officers and persons who own more than 10% of the Company’s Common Stock to file reports of beneficial ownership and changes in such ownership with the SEC.  Officers, directors and 10% shareholders are required by regulation to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on review of the copies of such forms filed with the SEC and available on the SEC’s website, the Company believes that during fiscal 2007, all Section 16(a) filing requirements applicable to its executive officers and directors were complied with except for a Form 4 reporting a purchase of shares by Amy R. Keane, which was filed one business day late on March 27, 2007.

PROPOSAL 2. — RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

General

The Company’s independent accountants for the fiscal year ended December 31, 2007, were Crowe Chizek and Company LLC.  The Company’s Audit Committee has selected Crowe Chizek to serve as the Company’s independent public accountants for the fiscal year ending December 31, 2008, and further directs that the selection of the independent accountants be submitted for ratification by the shareholders at the Annual Meeting. Although the selection of the independent accountants is, by law, the responsibility of the Audit Committee, the Board of Directors has determined to provide shareholders the opportunity to express their view concerning such appointment by voting on this non-binding ratification proposal.

The Company has been advised by Crowe Chizek that neither the firm nor any of its associates has any relationship with the Company or its subsidiaries other than the usual relationship that exists between independent public accountants and clients.  Crowe Chizek will have representatives at the Annual Meeting who will have an opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions from shareholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF CROWE CHIZEK AND COMPANY LLC AS INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2008.

Audit Fees

The aggregate amount of the fees billed or to be billed by Crowe Chizek for professional services rendered for the audit of the Company’s annual financial statements, including its reviews of the Company’s unaudited interim financial statements included in reports on Form 10-QSB filed by the Company under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), for fiscal 2007 and 2006 was $82,714 and $78,250, respectively.

Audit-Related Fees

Audit-related fees include fees for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported above.  There were no audit-related fees in fiscal 2007 and 2006.

Tax Fees

Tax fees include fees for tax compliance services, including the preparation of tax returns, tax return preparation advice and tax planning services.  Aggregate fees for tax services were $19,800 in fiscal 2007 and $19,300 in fiscal 2006.

All Other Fees

There were no fees for any other services rendered by Crowe Chizek to the Company during fiscal 2007 or 2006.

The Audit Committee considered whether the provision of the non-audit services by Crowe Chizek in fiscal 2007 was compatible with maintaining the independence of Crowe Chizek and in evaluating whether to appoint Crowe Chizek to perform the audit of the Company’s financial statements for the fiscal year ending December 31, 2008.

Report of the Audit Committee

The Audit Committee of the Company’s Board of Directors is currently comprised of four outside directors, each of whom is “independent” within the meaning of the Nasdaq rules and satisfy the heightened independence standards under the SEC rules.  The Committee operates under a written charter adopted by it.  The Board appoints the Audit Committee and its chairman, with the Committee to consist of no fewer than three directors.  The Board has designated Amy P. Keane as the “audit committee financial expert.”  The Committee assists the Board, through review and recommendation, in its oversight responsibility related to the quality and integrity of the Company’s financial information and reporting functions, the adequacy and effectiveness of the Company’s system of internal accounting and financial controls, and the independent audit process.

The responsibility for the quality and integrity of the Company’s financial statements and the completeness and accuracy of its internal controls and financial reporting process rests with the Company’s management.  The Company’s independent public accountants for 2007, Crowe Chizek and Company LLC, are responsible for performing an audit and expressing an opinion as to whether the Company’s financial statements are fairly presented, in all material respects, in conformity with generally accepted accounting principles.

The Audit Committee reviewed and discussed with management and Crowe Chizek the audited financial statements of the Company for the year ended December 31, 2007.  The Audit Committee also reviewed and discussed with Crowe Chizek the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (“Communication with Audit Committees”), as currently in effect.

Crowe Chizek also provided to the Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (“Independence Discussions with Audit Committees”), as currently in effect.  The disclosures described the relationships and fee arrangements between the firm and the Company.  Consistent with Independence Standards Board Standard No. 1 and the SEC’s auditor independence rules, the Audit Committee considered at a meeting held on March 18, 2008, whether these relationships and arrangements are compatible with maintaining Crowe Chizek’s independence, and has discussed with representatives of Crowe Chizek that firm’s independence from the Company.

Based on the above-mentioned reviews and discussions with management and Crowe Chizek, the Audit Committee, exercising its business judgment and based on the roles and responsibilities described in its charter, recommended to the Board of Directors that the Company’s audited financial statements be included in its Annual Report on Form 10-KSB for the year ended December 31, 2007, for filing with the SEC.

This report is submitted on behalf of the Audit Committee of the Board of Directors:

Amy P. Keane (Chair)
Stanley Balzekas III
Leonard F. Kosacz
Stephanie Simonaitis

The foregoing Audit Committee Report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, (the “Acts”) except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

SHAREHOLDER PROPOSALS

Any proposal that a shareholder wishes to have included in the proxy solicitation materials to be used in connection with the 2009 Annual Meeting of Shareholders of the Company must be received at the Company’s main office, 2212 W. Cermak Road, Chicago, Illinois 60608, Attention: Secretary, no later than December 8, 2008 (assuming our 2009 Annual Meeting will be held on May 6, 2009).  If such proposal is in compliance with all of the requirements of Rule 14a-8 promulgated under the Exchange Act, it will be included in the Company’s Proxy Statement and set forth on the form of proxy issued for the 2009 Annual Meeting, subject to any grounds for exclusion under Rule 14a-8.  It is urged that any such proposals be sent by certified mail, return receipt requested.

Shareholder proposals that are not submitted for inclusion in the Company’s proxy materials pursuant to Rule 14a-8 under the Exchange Act may be brought before an annual meeting pursuant to Section 15 of Article II of the Company’s Bylaws.  For business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Company at least five (5) days before the date of the annual meeting.  A shareholder’s notice must set forth, as to each matter the shareholder proposes to bring before an annual meeting, a brief description of the business desired to be brought before the annual meeting.  No shareholder proposals have been received by the Company in connection with the 2008 Annual Meeting.

OTHER MATTERS

Management is not aware of any business to come before the Annual Meeting other than those matters described in the Notice of Annual Meeting of Shareholders and this Proxy Statement.  However, if any other matters should properly come before the Annual Meeting, it is intended that the proxies solicited hereby will be voted with respect to those other matters in accordance with the best judgment of the persons voting the proxies.

By Order of the Board of Directors,

Julie H. Oksas
Secretary

April 14, 2008
Chicago, Illinois

X PLEASE MARK VOTES AS IN THIS EXAMPLE

REVOCABLE PROXY
MUTUAL FEDERAL BANCORP, INC.

CORDIALLY INVITES YOU TO ATTEND THE ANNUAL MEETING OF SHAREHOLDERS WEDNESDAY, MAY 14, 2008 — 2:00 P.M.

In their discretion, the proxies are authorized to vote with respect to the election of any person as a director if the nominee is unable to serve or for good cause will not serve, matters incident to the conduct of the meeting, and upon such other matters as may properly come before the meeting. The Board of Directors recommends that you vote FOR the nominees for director listed on the reverse side hereof and FOR the proposal to ratify the independent accountants for fiscal year 2008. You are encouraged to specify your choices by marking the appropriate boxes on the reverse side; however, you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations for each matter. This proxy may not be voted for any person who is not a nominee of the Board of Directors of the Company. THIS PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders of the Company called for May 14, 2008, a Proxy Statement for the Annual Meeting and the Company's 2007 Annual Report on Form 10-KSB.

The undersigned hereby appoints Stephen M. Oksas and John L. Garlanger as proxies, with full powers of substitution, to vote the shares of the undersigned at the Annual Meeting of Shareholders of the Company to be held at 2212 West Cermak Road, Chicago, Illinois, on Wednesday, May 14, 2008, at 2:00 p.m. local time, or at any adjournment thereof, with all the powers that the undersigned would possess if personally present, as indicated below.

Please be sure to sign and date this Proxy in the box below.

Date ____________

Shareholder sign above ———— Co-holder (if any) sign above

	For	With-hold	For All Except
1. Election of Directors	☐	☐	☐

Nominees for three-year term:
(1) Robert P. Kazan; and
(2) Stanley Balzekas, III

INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name in the space provided below.

____

SHARES OF THE COMPANY'S COMMON STOCK WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, SHARES WILL BE VOTED FOR THE ELECTION OF THE DIRECTOR NOMINEES AND FOR THE PROPOSAL TO RATIFY THE INDEPENDENT ACCOUNTANT FOR FISCAL YEAR 2008, AND OTHERWISE AT THE DISCRETION OF THE PROXIES.

IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES TO ENSURE A QUORUM AT THE MEETING. A SELF-ADDRESSED, POSTAGE-PREPAID ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF MUTUAL FEDERAL BANCORP, INC. FOR USE ONLY AT THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 14, 2008 AND AT ANY ADJOURNMENT THEREOF.

If you plan to personally attend the Annual Meeting of Shareholders on May 14, 2008, please check the box. → ☐

Detach above card, sign, date and mail in postage paid envelope provided.

Please sign exactly as your name(s) appear(s) on this proxy. Only one signature is required in case of a joint account. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

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